SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As discussed in Item 4.02 below, on May 1, 2006, the audit committee (the “Audit Committee”) of the board of directors of Strategic Hotels & Resorts, Inc. (the “Company”) concluded that financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 and in the annual report on Form 10-K for the year ended December 31, 2005 should not be relied upon because of incorrect accounting treatments of items described therein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 1, 2006, after consultation with and review of the conclusions of the Company’s management as discussed below, the Audit Committee concluded that previously issued consolidated statements of cash flows contained in consolidated financial statements for the quarter ended March 31, 2005 and for the years ended December 31, 2005 and 2004 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 and in the annual report on Form 10-K for the year ended December 31, 2005, respectively, incorrectly classified certain items as cash flows from operating activities that should have been reported as cash flows from investing activities.

For the year ended December 31, 2005, management determined that $40,102,000 of cash spent for escrow deposits and purchased notes receivable relating to hotel and land acquisitions should have been reported as “net cash used in investing activities” rather than as a reduction of “net cash provided by operating activities.” For the quarter ended March 31, 2005, management similarly concluded that $8,000,000 of cash spent for escrow deposits related to a hotel acquisition should have been reported as “net cash used in investing activities” rather than as a reduction of “net cash provided by operating activities”. For the year ended December 31, 2004, management concluded that $4,900,000 pertaining to investments in our hotels and issuance of a note receivable should be reported as a reduction of “net cash provided by investing activities” rather than “net cash used in operating activities.”

Accordingly, management of the Company concluded on May 1, 2006 that the previously filed financial statements and any related reports of the Company’s independent registered public accounting firm should no longer be relied upon and the Company should file a Form 10-K/A for the year ended December 31, 2005 to correct the classification errors in the consolidated statements of cash flows for the fiscal years ended December 31, 2005 and 2004, and should include in the quarterly report on Form 10-Q for the period ended March 31, 2006 a corrected consolidated statement of cash flows for the classification errors in the consolidated statement of cash flows for the quarter ended March 31, 2005 (or otherwise file a Form 10-Q/A for such quarterly period if determined to be required). The restatements do not affect the total net change in cash and cash equivalents for the quarter ended March 31, 2005 or fiscal years ended December 31, 2005 and 2004, and have no impact on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) or the related income (loss) per share amounts as of any date or for any quarter or year. The restatements also have no impact on the non-GAAP measures of funds from operations (FFO), FFO-Fully Converted or EBITDA which are described in the selected financial data and management’s discussion and analysis of financial condition and results of operations sections in the Company’s annual reports on Form 10-K for the years ended December 31, 2005 and 2004.

In connection with the restatement of the Company’s consolidated statements of cash flows for the years ended December 31, 2005 and 2004 and the quarter ended March 31, 2005, management determined on May 1, 2006 that its internal control over financial reporting as of March 31, 2005 and December 31, 2005 were not effective due to the existence of a material weakness in the internal control over financial reporting relating to the proper classification of cash flows pertaining to certain escrow deposits, purchased notes receivable and investments in the Company’s hotels. Accordingly, management has concluded that its report on such internal controls included in the Form 10-K annual report for year ended December 31, 2005 and any related report of the Company’s independent registered public accounting firm should no longer be relied upon.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ James E. Mead
Name:	James E. Mead
Title:	Executive Vice President and Chief Financial Officer

Date: May 2, 2006